UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2014

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 12, 2014, the shareholders of StanCorp Financial Group, Inc. voted in favor of the matters described below. The final results of the voting were as follows:

	Term Expiration	Votes For	Votes Against	Abstained	Broker Non-Votes
1. Election of Directors

Frederick W. Buckman	2017	31,625,637	335,989	70,202	2,006,208

Timothy A. Holt	2015	31,901,448	60,313	70,067	2,006,208

Kevin M. Murai	2015	31,900,446	58,758	72,624	2,006,208

J. Greg Ness	2017	31,361,078	601,587	69,163	2,006,208

Mary F. Sammons	2017	31,855,660	106,549	69,619	2,006,208

		Votes For	Votes Against	Abstained	Broker Non-Votes
2. Ratify the Appointment of the Independent Registered Public Accounting Firm		33,577,236	343,975	116,825	—

		Votes For	Votes Against	Abstained	Broker Non-Votes
3. Amend the Articles of Incorporation to Declassify the Board of Directors		31,796,471	112,933	122,424	2,006,208

		Votes For	Votes Against	Abstained	Broker Non-Votes
4. Advisory Approval of Executive Compensation		31,472,726	410,986	148,116	2,006,208

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: May 15, 2014

/s/ Robert M. Erickson
Robert M. Erickson
Vice President and Controller